UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 28, 2012
Commission File No. 1-14588

NORTHEAST BANCORP
(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2012 annual meeting of shareholders held on November 28, 2012, the shareholders of Northeast Bancorp (“Northeast”) approved the Northeast Bancorp Amended and Restated 2010 Stock Option and Incentive Plan (the “Restated Plan”). The Restated Plan amends and restates the Northeast Bancorp  2010 Option and Incentive Plan (the “2010 Plan”).

The key material differences between the 2010 Plan and the Restated Plan are:

•	The maximum number of shares of common stock to be issued under the Restated Plan is increased by 600,000 shares, from 810,054 shares to 1,410,054 shares;

•
The method by which shares subject to previously granted awards are added back to the Restated Plan has been revised so that the only shares added back to the Restated Plan are those subject to awards that are forfeited, canceled or otherwise terminated. The following shares shall not be added back to the Restated Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right upon exercise thereof.

•	Minimum vesting periods are required for grants of restricted stock, restricted stock units and performance share awards; and

•	The term of the Restated Plan will now expire on November 28, 2022, while grants of incentive options under the Restated Plan may be made until September 21, 2022.

The foregoing description of the Restated Plan is qualified in its entirety by reference to the Restated Plan attached as Appendix B of Northeast’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on October 18, 2012.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2012 annual meeting of shareholders held on November 28, 2012, the shareholders of Northeast approved an amendment (the “Amendment”) to Northeast’s Amended and Restated Articles of Incorporation, as amended. The Amendment increased (i) the authorized shares of voting common stock, par value $1.00 per share, from 13,500,000 to 25,000,000 shares, and (ii) the authorized shares of non-voting common stock, par value $1.00 per share, from 1,500,000 to 3,000,000 shares. As a result, the total number of authorized shares of all classes of stock, including 1,000,000 shares of preferred stock, increased from 16,000,000 to 29,000,000 shares.

               The Amendment was filed with the Secretary of State of the State of Maine on November 28, 2012. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

At the 2012 annual meeting of shareholders held on November 28, 2012, the shareholders elected each of Matthew B. Botein, Cheryl Lynn Dorsey and Peter W. McClean as a director for a term of three years and until their respective successors are duly elected and qualified. In addition, the shareholders (i) approved, on an advisory, non-binding basis, the named executive officer compensation, (ii) ratified the appointment of Ernst & Young LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2013, (iii) approved the Amendment, and (iv) approved the Restated Plan.

The voting results of each of the proposals submitted to the 2012 annual meeting of shareholders are set forth below:

1. To elect the three nominees named in the proxy statement as Class II directors, each to serve for a three-year term and until their respective successors are duly elected and qualified:

	FOR	WITHHOLD	BROKER NON-VOTES
Matthew B. Botein	6,714,295	98,590	1,318,777
Cheryl Lynn Dorsey	6,714,330	98,555	1,318,777
Peter W. McClean	6,714,345	98,540	1,318,777

2. To approve the advisory, non-binding proposal to approve the compensation of Northeast’s named executive officers:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,711,288	95,959	5,637	1,318,778

3. To ratify the appointment of Ernst & Young, LLP as Northeast’s independent registered public accounting firm for the fiscal year ending June 30, 2013:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,106,500	23,082	2,080	-

4. To approve an amendment to Northeast’s Amended and Restated Articles of Incorporation, as amended, to increase the number of shares of capital stock authorized for issuance from 16,000,000 shares to 29,000,000 shares:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,417,127	710,637	2,248	1,650

5. To amend and restate the Northeast Bancorp 2010 Stock Option and Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
6,638,009	166,382	8,493	1,318,778

Item 8.01.                      Other Events

On November 28, 2012, Northeast issued a press release announcing the redemption of the shares of Series A fixed rate cumulative perpetual preferred stock sold to the U.S. Department of the Treasury. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

Exhibit No.                      Description

3.1                      Articles of Amendment to the Amended and Restated Articles of Incorporation of NortheastBancorp, as amended, filed on November 28, 2012

99.1                      Press Release dated November 28, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

By: /s/ Claire S. Bean
Name:	Name: Claire S. Bean
Title:	Title: Chief Financial Officer

Date: November 29, 2012

EXHIBIT INDEX

Exhibit No.                      Description

3.1                      Articles of Amendment to the Amended and Restated Articles of Incorporation of Northeast Bancorp, as amended, filed on November 28, 2012

99.1                      Press Release dated November 28, 2012